
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Indiana Bell
Telephone Company, Incorporated's December 31, 1995 Financial Statements and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<CASH>                                             100
<SECURITIES>                                         0<F1>
<RECEIVABLES>                                  243,000
<ALLOWANCES>                                     2,900
<INVENTORY>                                      4,300
<CURRENT-ASSETS>                               255,700
<PP&E>                                       3,085,000
<DEPRECIATION>                               1,892,800
<TOTAL-ASSETS>                               1,588,200
<CURRENT-LIABILITIES>                          450,300
<BONDS>                                         85,800
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                       539,600
<OTHER-SE>                                      91,800
<TOTAL-LIABILITY-AND-EQUITY>                 1,558,200
<SALES>                                              0<F2>
<TOTAL-REVENUES>                             1,212,400
<CGS>                                                0<F3>
<TOTAL-COSTS>                                  799,400
<OTHER-EXPENSES>                               (2,100)
<LOSS-PROVISION>                                13,000
<INTEREST-EXPENSE>                              17,400
<INCOME-PRETAX>                                397,700
<INCOME-TAX>                                   146,800
<INCOME-CONTINUING>                            250,900
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   250,900
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Securities are not material and therefore have not been stated separately in the financial statements.  This amount is included in the Cash tag.
<F2>Net sales of tangible products is not more than 10% of total operating revenues and therefore has not been stated separately in the financial statements pursuant to Regulation S-X, Rule 5-03(b).  This amount is included in the
"Total Revenues" tag.
<F3>Cost of tangible goods sold is included in cost of service and products in  the financial statements and the "Total Cost" tag, pursuant to Regulation S-X, Rule
5-03(b).

